Exhibit 99.2

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

CFO Commentary on Second-Quarter Results

Note: This document presents results and comparisons on a GAAP basis unless otherwise stated.

Summary
In the second quarter we met our financial commitments and made good progress towards our restructuring goals. Our forecast reflects growing momentum as we enter the back half of 2016.

GAAP Results and Outlook:
Second quarter revenue of $13.5B was up 3% on year-on-year basis and was in line with previous expectations. Gross margin of 58.9% was up 0.9 points from expectations. Client Computing Group revenue was down 3% on a year-on-year basis. Data Center Group revenue was up 5% on a year-on-year basis. Spending on R&D and MG&A for the quarter was $5.2B, down $300M from the first quarter. There was $1.4B in restructuring charges for the quarter as a result of our restructuring program announced in April. Operating income for the second quarter was $1.3B, down 54% on a year-on-year basis primarily driven by the restructuring charge and amortization of acquisition related intangibles. The tax rate for the quarter was 20.4%. Net income for the second quarter was $1.3B, down 51% on a year-on-year basis. Earnings per share was $0.27, down 28 cents on a year-on-year basis. During the quarter, we purchased $2.3B in capital assets, paid $1.2B in dividends, and repurchased $0.8B of stock. Total debt was $28.6B. As we look forward to the third quarter of 2016, we are forecasting the midpoint of the revenue range at $14.9B. We are forecasting the midpoint of the gross margin range for the third quarter to be 60%. Spending for the third quarter is expected to be $5.1B. Turning to the full year 2016, we are forecasting revenue to grow in the mid-single digits from 2015, and gross margin of 60%. Both of these are consistent with previous expectations. Spending for R&D and MG&A is expected to be $20.8B, up $100M from prior the expectation of $20.7B.

Non-GAAP Results and Outlook:
Second quarter revenue of $13.5B was up 3% on year-on-year basis and was in line with previous expectations. Non-GAAP^ gross margin was 61.8%, up 0.8 points from expectations. Non-GAAP operating income for the second quarter was $3.2B, down 2% on a year-on-year basis. Non-GAAP net income for the second quarter was $2.9B, down 6% on a year-on-year basis. Non-GAAP earnings per share was $0.59, down 3 cents on a year-on-year basis.

As we look forward to the third quarter of 2016, we are forecasting the midpoint of the revenue range at $14.9B. This forecast is higher than the average seasonal increase for the third quarter. We are forecasting the midpoint of the non-GAAP gross margin range to be 62%. Spending for the third quarter is expected to be $5.1B.

Turning to the full year 2016, on a non-GAAP basis, we are forecasting revenue to grow in the mid-single digits from 2015, and gross margin of 62%. Both of these are consistent with previous expectations. Non-GAAP spending for R&D and MG&A is expected to be $20.7B, up $100M from prior the expectation of $20.6B.

^ See the explanation of non-GAAP measures and the reconciliation to the most directly comparable GAAP financial measures on page 9-12.

Comparisons to Prior Year:
GAAP Summary:
The second quarter 2016 results when compared to the second quarter from a year ago were the following:

•	Revenue of $13.5B, up $0.3B (3%) from $13.2B.

•	Gross margin of 58.9%, down 3.6 points from 62.5%.

•	Operating income of $1.3B, down $1.6B (54%) from $2.9B.

•	Net income of $1.3B, down $1.4B (51%) from $2.7B.

•	Earnings per share of $0.27 was down 28 cents (51%) from $0.55.

Non-GAAP Summary:
On a non-GAAP basis, the second quarter 2016 results when compared to the second quarter from a year ago were the following:

•	Non-GAAP revenue of $13.5B, up $0.3B (3%) from $13.2B.

•	Non-GAAP gross margin of 61.8%, down 1.3 points from 63.1%.

•	Non-GAAP operating income of $3.2B, down $0.1B (2%) from $3.3B.

•	Non-GAAP net income of $2.9B, down $0.2B (6%) from $3.1B.

•	Non-GAAP earnings per share of $0.59 was down 3 cents (5%) from $0.62.
Second Quarter 2016

Revenue
Revenue of $13.5B was down 1% sequentially and up 3% on a year-on-year basis. Total platform* volumes were down 2% when compared to the first quarter. Total platform* average selling prices were down 1% over this same time period.

Year-on-Year Comparisons:

•
Client Computing Group had revenue of $7.3B, down 3% with platform volumes down 15% and platform average selling prices up 13%. Desktop platform volumes were down 7% and desktop platform average selling prices were up 1%. Notebook platform volumes were down 5% and notebook platform average selling prices were up 2%. Tablet volumes were down 49% and average selling prices were up significantly.

•	Data Center Group had revenue of $4.0B, up 5% with platform volumes up 5% and platform average selling prices were down 1%, as result of strong unit growth in networking and storage.

•	Internet of Things Group had revenue of $572M, up 2%.

•	Non-Volatile Memory Solutions Group had revenue of $554M, down 20%.

•	Intel Security Group had revenue of $537M, up 10% on a GAAP basis and on a constant currency basis.

•	Programmable Solutions Group had revenue of $465M, up 12 percent year over year when compared to Altera’s results from a year ago.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.

Quarter-on-Quarter Comparisons:

•	Client Computing Group revenue was down 3% with platform volumes down 1% and platform average selling prices down 3%.

•	Data Center Group revenue was up 1% with platform volumes down 3% and platform average selling prices up 4%.

•	Internet of Things Group revenue was down 12%.

•	Non-Volatile Memory Solutions Group revenue was down 1%.

•	Intel Security Group revenue was flat.

•	Programmable Solutions Group revenue was up 30%. The first quarter excluded $99M of revenue as a result of acquisition-related adjustments.

Gross Margin
Gross margin of 58.9% was down 0.4 points compared to the first quarter, and up 0.9 points to the midpoint of expectations.

On a non-GAAP basis, gross margin of 61.8% was down 0.9 points compared to the first quarter, and up 0.8 points to the midpoint of expectations.

Gross Margin Reconciliation: Q1'16 GAAP to Q2'16 Non-GAAP (59.3% to 61.8%, up 2.5 points)

Gross Margin Reconciliation [note: point attributions are approximate]:

59.3%		Q1’16 GAAP Gross Margin
-1.0	point:	Non-Volatile Memory Solutions Group
-0.5	point:	Lower platform* volume (primarily on notebook and desktops)
+0.5	point:	Altera acquisition related adjustments
+0.5	point:	Lower platform* write-offs
+0.5	point:	Lower platform* unit costs
58.9%		Q2’16 GAAP Gross Margin
+2.0	points:	Amortization of acquisition-related intangibles
+1.0	point:	Altera acquisition-related adjustments
61.8%		Q2'16 Non-GAAP Gross Margin

Gross Margin Reconciliation: Q2'16 Outlook to Q2'16 (58% +/- couple points to 58.9%, up 0.9 points)

Gross Margin Reconciliation [note: point attributions are approximate]:

58.0%		Q2’16 GAAP Gross Margin Outlook
+1.0	point:	Lower platform* unit cost
+0.5	point:	Higher platform* volume (primarily on notebook)
+0.5	point:	Lower factory start-up cost
-0.5	point:	Lower platform* average selling prices
-0.5	point:	Higher platform* write-offs
-0.5	point:	Non-Volatile Memory Solutions Group
58.9%		Q2'16 GAAP Gross Margin

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.

Gross Margin Reconciliation: Q2'16 Non-GAAP Outlook to Q2'16 Non-GAAP (61% +/- couple points to 61.8%, up 0.8 points)

Gross Margin Reconciliation [note: point attributions are approximate]:

61.0%		Q2’16 Non-GAAP Gross Margin Outlook
+1.0	point:	Lower platform* unit cost
+0.5	point:	Higher platform* volume (primarily on notebook)
+0.5	point:	Lower factory start-up cost
-0.5	point:	Lower platform* average selling prices
-0.5	point:	Higher platform* write-offs
-0.5	point:	Non-Volatile Memory Solutions Group
61.8%		Q2'16 Non-GAAP Gross Margin
p Question - Asp - higher tablet mix -
Gross Margin Reconciliation: Q2'15 to Q2'16 (62.5% to 58.9%, down 3.6 points)
When comparing the second quarter on a year-on-year basis, gross margin was down 3.6 points primarily driven by Altera and other acquisition-related charges, Non-Volatile Memory Solutions Group, lower platform* volume, higher platform* unit cost (primarily on 14nm server products), and higher factory start-up costs (primarily on 10nm). This was partially offset by higher platform* average selling prices.

Non-GAAP Gross Margin Reconciliation: Q2'15 Non-GAAP to Q2'16 Non-GAAP (63.1% to 61.8%, down 1.3 points)
On a non-GAAP basis, when comparing the second quarter year-on-year, gross margin was down 1.3 points primarily due to Non-Volatile Memory Solutions Group, lower platform* volume, higher platform* unit cost (primarily on 14nm server products), and higher factory start-up costs (primarily on 10nm). This was partially offset by higher platform* average selling prices.
Spending
Spending in the second quarter for R&D and MG&A was $5.2B, down $300M from the first quarter and down $200M on a non-GAAP basis. This is slightly above the midpoint of expectations as a result of higher profit dependent expenses.

Depreciation was $1.5B, in line with the expectations.

Amortization of acquisition-related intangibles included in operating expense was $89M, all of which is excluded on a non-GAAP basis.

Other Income Statement Items
Gains and losses on equity investments and interest and other income was a $352M net gain compared to a $60M net loss in the first quarter. This net gain was primarily driven by the sale of a small portion of our ASML securities, higher than the expectation of approximately $150M net gain.

The effective tax rate for the second quarter was 20.4%, down 1.6 points from expectations. This is primarily driven by increased R&D tax credit.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.

Balance Sheet and Cash Flow Items
On the balance sheet, we ended the quarter at $17.7B total cash investments^^ , up $2.6B from the first quarter. $14.8B of the total $17.7B total cash investments^^ is held by non-U.S. subsidiaries. Cash flow from operations in the second quarter was $3.8B. During the second quarter, we paid $1.2B in dividends, purchased $2.3B in capital assets and repurchased $0.8B in stock. Total inventories were up $49M. We issued $2.7B of new debt, ending the quarter with total debt of $28.6B.
Other Items
The total number of employees was at 106K, down 6K from the first quarter. This was a result of our restructuring program announced on the first quarter earnings call.

Diluted shares outstanding decreased by 9M from the first quarter and decreased by 43M shares on a year-on-year basis. This was primarily driven by stock repurchases.

^^ Cash and cash equivalents, short-term investments, and trading assets

Outlook
Intel's Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after July 20. The midpoint of the forecast ranges will be referred to when making comparisons to specific periods.

Q3 2016 Outlook

Revenue
Revenue is expected to be $14.9B, plus or minus $500M in the third quarter. This forecast is higher than the average seasonal increase for the third quarter.

Gross Margin
GAAP gross margin in the third quarter is expected to be 60%, plus or minus a couple of points, up 1.1 points from the second quarter.

Gross Margin Reconciliation [note: point attributions are approximate]:

58.9%		Q2’16 GAAP Gross Margin
+1.0	point:	Higher platform* volume
+1.0	point:	Altera acquisition-related adjustments
-1.0	point	Higher factory start-up costs on 10nm
60.0%		Q3’16 GAAP Gross Margin Outlook

Non-GAAP gross margin in the third quarter is expected to be 62%, plus or minus a couple of points, flat to the second quarter.

Gross Margin Reconciliation [note: point attributions are approximate]:

61.8%		Q2’16 Non-GAAP Gross Margin
+1.0	point:	Higher platform* volume
-1.0	point:	Higher factory start-up costs on 10nm
62.0%		Q3’16 Non-GAAP Gross Margin Outlook

Spending
Spending for R&D and MG&A in the third quarter is expected to be approximately $5.1B. This is down slightly from $5.2B in the second quarter.
Depreciation is forecast to be approximately $1.5B, flat to the second quarter.
Amortization of acquisition-related intangibles included in operating expenses is expected to be approximately $90M, all of which is excluded on a non-GAAP basis.
Other Income Statement Items
Gains and losses from equity investments and interest and other income are expected to be a net loss of approximately $75M, compared to a net gain of $352M in the second quarter.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.

2016 Outlook
The Outlook for full year 2016 does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after July 20. The midpoint of the forecast ranges will be referred to when making comparisons to specific periods.

Revenue
Revenue for the year is expected to grow in the mid-single digits from 2015, flat to previous expectations.

Gross Margin
Gross margin for the year is expected to be 60%, plus or minus a couple points, flat to previous expectations.

Non-GAAP gross margin for the year is expected to be 62%, plus or minus a couple points, flat to previous expectations.

Spending
Spending for R&D and MG&A for the year is expected to be $20.8B plus or minus $400M, up $100M from the previous expectation of $20.7B plus or minus $400M, primarily driven by higher employee benefit spending.

Non-GAAP spending for R&D and MG&A for the year is expected to be $20.7B plus or minus $400M, up $100M from the previous expectation of $20.6B plus or minus $400M, primarily driven by higher employee benefit spending.

Depreciation is forecast to be $6.3B plus or minus $200M, flat to previous expectations.
Amortization of acquisition-related intangibles included in operating expenses is expected to be approximately $350M, all of which is excluded on a non-GAAP basis.
Restructuring charges are expected to be $1.6B, up $400M from the previous expectation of $1.2B. All of which is excluded on a non-GAAP basis.

Other Income Statement Items
The tax rate for each of the remaining quarters is expected to be 21%, down from the previous expectation of 22%.

Balance Sheet and Cash Flow Items
Capital spending for 2016 is expected to be $9.5B plus or minus $500M, flat to previous expectations.

Forward-Looking Statements
The above statements and any others in this document that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "should," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel's actual results, and variances from Intel's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, and the United Kingdom referendum to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock repurchase program could be affected by changes in Intel's priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel's cash flows or changes in tax laws.

•
Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•	Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions.

•
Intel’s results may be affected by factors that could cause the implementation of, and expected results from, the restructuring plan announced on April 19, 2016, to differ from Intel’s expectations. A detailed description of risks associated with the restructuring plan and factors that could cause actual results of the restructuring plan to differ is set forth in the “Forward Looking Statements” paragraph of Intel’s press release entitled “Intel Announces Restructuring Initiative to Accelerate Transformation” dated April 19, 2016, which risk factors are incorporated by reference herein.

A detailed discussion of these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q.

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this document contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using our GAAP effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

•
Revenue and gross margin: Non-GAAP financial measures exclude the impact of the deferred revenue write-down, amortization of acquisition-related intangible assets that impact cost of sales, and the inventory valuation adjustment.

◦
Deferred revenue write-down: Sales to distributors are made under agreements allowing for subsequent price adjustments and returns and are deferred until the products are resold by the distributor. Business combination accounting principles require us to write down to fair value the deferred revenue assumed in our acquisitions as we have limited performance obligations associated with this deferred revenue. Our GAAP revenues and related cost of sales for the subsequent reselling by distributors to end customers after an acquisition do not reflect the full amounts that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments made in the first quarter of 2016 eliminate the effect of the deferred revenue write-down associated with our acquisition of Altera. We believe these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of our business.

◦
Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of sales in the first half of 2016 exclude the expected profit margin component that is recorded under business combination accounting principles associated with our acquisition of Altera. We believe the adjustments are useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

•
R&D plus MG&A spending: Non-GAAP R&D plus MG&A spending excludes the impact of other charges associated with the acquisition of Altera, which primarily includes bankers fees, compensation-related costs, and valuation charges for Altera's stock based compensation incurred in the first quarter of 2016.

Restructuring and other charges: Restructuring, asset impairment, and pension charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements, assets impairments and other charges. We exclude restructuring and other costs, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance or enable effective comparisons to our past operating performance.

Constant currency effect on revenue: Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the comparable period. We believe this is a useful metric that facilitates comparison to our historical performance for the Intel Security Group operating segment.

SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

($ in Millions)	Q3 2016 Outlook		2016 Outlook

GAAP Gross Margin Percentage	60%	+/- a couple pct. pts.	60%	+/- a couple pct. pts.
Adjustments for:
Deferred revenue write-down	—%		—%
Inventory valuation	—%		1%
Amortization of acquisition-related intangibles	2%		2%
Non-GAAP Gross Margin Percentage	62%	+/- a couple pct. pts.	62%	+/- a couple pct. pts.

GAAP R&D plus MG&A spending	$5.1	approximately	$20,800	approximately
Adjustment for other acquisition-related charges	—		(100)
NON-GAAP R&D plus MG&A spending	$5.1	approximately	$20,700	approximately

GAAP Restructuring & other charges	$50	approximately	$1,600	approximately
Adjustment for restructuring charges	$(50)		$(1,600)
Non-GAAP Restructuring & other charges	$—		$—

GAAP Amortization of acquisition-related intangibles in operating expenses	$90	approximately	$350	approximately
Adjustment for amortization of acquisition-related amortization	(90)		(350)
Non-GAAP Amortization of acquisition-related intangibles in operating expenses	$—		$—

SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended			Six Months Ended
($ in Millions, except per share amounts)	Jul 2, 2016	Apr 2, 2016	Jun 27, 2015	Jul 2, 2016	Jun 27, 2015

GAAP NET REVENUE	13,533	13,702	13,195	27,235	25,976
Deferred revenue write-down	—	99	—	99	—
NON-GAAP NET REVENUE	13,533	13,801	13,195	27,334	25,976

GAAP GROSS MARGIN	7,973	8,130	8,248	16,103	15,978
Deferred revenue write-down, net of cost of sales	—	64	—	64	—
Inventory valuation	161	226	—	387	—
Amortization of acquisition-related intangibles	235	235	75	470	195
NON-GAAP GROSS MARGIN	8,369	8,655	8,323	17,024	16,173

GAAP GROSS MARGIN PERCENTAGE	58.9%	59.3%	62.5%	59.1%	61.5%
Deferred revenue write-down, net of cost of sales	—%	0.1%	—%	—%	—%
Inventory valuation	1.2%	1.6%	—%	1.4%	—%
Amortization of acquisition-related intangibles	1.7%	1.7%	0.6%	1.8%	0.8%
NON-GAAP GROSS MARGIN PERCENTAGE	61.8%	62.7%	63.1%	62.3%	62.3%

GAAP R&D plus MG&A SPENDING	5,152	5,472	5,036	10,624	9,984
Other acquisition related charges	—	(100)	—	(100)	—
NON-GAAP R&D plus MG&A SPENDING	5,152	5,372	5,036	10,524	9,984

GAAP OPERATING INCOME	1,318	2,568	2,896	3,886	5,511
Deferred revenue write-down, net of cost of sales	—	64	—	64	—
Inventory valuation	161	226	—	387	—
Amortization of acquisition related intangibles	324	325	143	649	325
Restructuring and other charges	1,414	—	248	1,414	353
Other acquisition related charges	—	100	—	100	—
NON-GAAP OPERATING INCOME	3,217	3,283	3,287	6,500	6,189

GAAP NET INCOME	1,330	2,046	2,706	3,376	4,698
Deferred revenue write-down, net of cost of sales	—	64	—	64	—
Inventory valuation	161	226	—	387	—
Amortization of acquisition related intangibles	324	325	143	649	325
Restructuring and other charges	1,414	—	248	1,414	353
Other acquisition related charges	—	100	—	100	—
Income tax effect	(370)	(132)	(42)	(502)	(115)
NON-GAAP NET INCOME	2,859	2,629	3,055	5,488	5,261

GAAP DILUTED EARNINGS PER COMMON SHARE	0.27	0.42	0.55	0.69	0.96
Deferred revenue write down, net of cost of sales	—	0.01	—	0.01	—
Inventory valuation	0.03	0.05	—	0.08	—
Amortization of acquisition related intangibles	0.07	0.07	0.03	0.14	0.06
Restructuring and other charges	0.29	—	0.05	0.29	0.07
Other acquisition related charges	—	0.02	—	0.02	—
Income tax effect	(0.07)	(0.03)	(0.01)	(0.10)	(0.02)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	0.59	0.54	0.62	1.13	1.07

SUPPLEMENTAL RECONCILIATIONS OF CONSTANT CURRENCY

Set forth below is a reconciliation of our operating results for the Intel Security Group operating segment on a constant currency basis. This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.
Intel Security Group Operating Segment

	Three Months Ended			Six Months Ended
($ in Millions)	Jul 2, 2016	Jun 27, 2015	% Change	Jul 2, 2016	Jun 27, 2015	% Change

GAAP Net Revenue	537	488	10%	1,074	967	11%
Constant currency adjustment	(2)			12
Non-GAAP Net Revenue, constant currency adjusted	$535	$488	10%	$1,086	$967	12%

GAAP Operating Income	97	22	n/m	182	37	n/m
Constant currency adjustment	(5)			(2)
Non-GAAP Operating Income, constant currency adjusted	$92	$22	n/m	$180	$37	n/m